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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan of Third Wave Technologies, Inc. of our report dated March 4, 2005, with respect to the consolidated financial statements and schedule of Third Wave Technologies, Inc., as of December 31, 2004 and for the years ended December 31, 2004 and 2003, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP
                                                       -------------------------
                                                       ERNST & YOUNG LLP

Milwaukee, Wisconsin
May 31, 2006